UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 13, 2022

Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56016	83-3492907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4460 Old Dixie Highway

Grant, Florida 32949

(Address of principal executive office, including zip code)

Telephone: (833) 452-4825

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	KAVL	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Third Amended and Restated Distribution Agreement

On June 10, 2022, Kaival Brands Innovations Group, Inc., a Delaware corporation (the “Company”), entered into a Third Amended and Restated Exclusive Distribution Agreement (the “Third A&R Distribution Agreement”) with Bidi Vapor, LLC, a Florida limited liability company (“Bidi”), which amended and restated the Second Amended and Restated Exclusive Distribution Agreement, dated April 20, 2021 (the “Second A&R Distribution Agreement”), which amended and restated the Amended and Restated Exclusive Distribution Agreement, dated May 21, 2020 (the “First A&R Distribution Agreement”), which amended and restated the Exclusive Distribution Agreement, dated March 9, 2020 (the “Original Distribution Agreement” and, together with the Third A&R Distribution Agreement, the Second A&R Distribution Agreement, and the First A&R Distribution Agreement, the “Distribution Agreement”).

The purpose of the Third A&R Distribution Agreement is to modify various terms and provisions to reflect the terms of the PMI Licensing Agreement (as defined below) and also modify the terms between the Company and Bidi. Pursuant to the Third A&R Distribution Agreement, Bidi granted the Company, and its designees, an exclusive right to distribute electronic and non-electronic nicotine delivery systems and related components (other than certain excluded products, the “Products”) for sale and resale to both retail level customers and non-retail level customers worldwide, subject to a carve-out for, and exclusion, of the PMI Markets (as defined below). The Company will pay Bidi $2.90 for each Bidi Stick purchased for the remainder of 2022. Beginning in 2023 and each year thereafter, the Company and Bidi will negotiate a price per unit in good faith. If they cannot agree on a price, then the parties will utilize a third-party consultant to determine a price per unit.

In addition, the Company has the exclusive right of first refusal of any and all future Bidi products that: (a) arise out of or relate to electronic nicotine delivery systems and related components to electronic nicotine delivery systems (including any variations thereto (e.g., pods)); or (b) arise out of or relate to the nicotine industry, but will exclude oral-based nicotine pouches, e-cigarettes that produce a non-nicotine containing aerosol, and nicotine e-cigarettes authorized for as medicinal or pharmaceutical products that do not have the look and feel of the Bidi Stick. For the avoidance of doubt, future products include all flavors and variants of a product, but only such products as are, or are to be, distributed for commercial sale. Bidi and the Company agree to engage in good faith negotiations regarding the terms and conditions of future products to be sold, including but not limited to pricing and minimum purchase thresholds, pursuant to which the Company will have the exclusive right to distribute the future products. The minimum purchase thresholds will not apply to any Product until Bidi receives a Marketing Grant Order from the Food and Drug Administration for a specific Product or type of flavored nicotine Product. If the minimum purchase threshold requirement is not met by less than fifty percent (50%) for a calendar year, then the Distribution Agreement’s exclusivity provisions will remain in effect and the Company will have a twelve (12) month cure period. If the minimum purchase thresholds requirement is not cured within the twelve (12) month cure period, or, if the minimum purchase threshold requirement is not met by more than fifty percent (50%) for a calendar year, then the Company will lose its exclusive distribution rights. The Company’s obligation to meet a minimum purchase threshold will be reduced for shipping delays, force majeure, enforcement actions, product defects, or Bidi’s inability to fulfill purchase orders.

Pursuant to the Distribution Agreement, the Company will promote, market, sell, and distribute the Products. Bidi will provide the Company with all branding, logos, and marketing materials to be used in connection with the promotion and marketing of the Products. The Company will perform the marketing and promotion of the Products at its own expense and will be responsible for all expenses incurred by it in connection with its obligations under the Distribution Agreement, including the salaries or other compensation for its personnel, costs and expenses associated with establishing and maintaining its sales organization and offices, and marketing, advertising, and promotion expenses. The Company is also responsible for the warehousing and storage of the Products, and, contemporaneous with the execution of the Distribution Agreement entered into the Lease (as defined below) to fulfill this obligation.

Further, the Distribution Agreement outlines the terms and conditions for submitting purchase orders for Bidi products. Product prices and minimum order requirements are set during the fourth quarter of the subsequent year by an agreement between Bidi and the Company. The Company is responsible to pay all shipping carrier invoices and assumes title and risk of loss upon the delivery of the products at their destination. However, Bidi may refuse, cancel, or delay any shipment of the products when the Company is delinquent in any payment for more than thirty (30) calendar days, or when the Company is in material breach of its obligations.

Pursuant to the Distribution Agreement, Bidi granted to the Company a revocable, sublicensable, non-transferable, non-exclusive, limited license to use Bidi’s logos, trademarks, and trade names, together with all branding and marketing materials created by or on behalf of Bidi in connection with the Products, and the domain www.bidivapor.com (the “Intellectual Property”), solely in connection with the marketing, advertisement, and sale of the Products. The Intellectual Property will remain the sole and exclusive property of Bidi, as applicable, and the license will immediately terminate upon the expiration or termination of the Distribution Agreement. Bidi also granted the Company a non-exclusive, royalty-free license to use Bidi’s logos, trademarks, and trade names (“Bidi’s Marks”) on the Company’s web sites and marketing materials. Bidi’s Marks will remain the sole and exclusive property of Bidi and Bidi’s license will immediately terminate upon the expiration or termination of the Distribution Agreement.

The Distribution Agreement has a term of ten years and automatically renews for a successive ten-year term, unless earlier terminated pursuant to the Distribution Agreement. Either party is entitled to terminate the Distribution Agreement at any time in the event of material breach by the other party that remains uncured after thirty (30) calendar days following written notice thereof. In such event, termination is effective immediately and automatically upon the expiration of the applicable notice period, without further notice or action by either party. Either party may terminate the Distribution Agreement and any outstanding purchase orders immediately, at its option, upon written notice if the other party (i) becomes or is declared insolvent or bankrupt, (ii) is the subject of a voluntary or involuntary bankruptcy or other proceeding related to its liquidation or solvency, which proceeding is not dismissed within sixty (60) calendar days after its filing, (iii) ceases to do business in the normal course, or (iv) makes an assignment for the benefit of creditors.

Bidi is considered a related party to the Company because the Company’s Chief Executive Officer and director, Mr. Nirajkumar Patel, owns and controls Bidi. Mr. Patel is also a beneficial owner of the entity that is the Company’s largest controlling stockholder. Thus, the Company and Bidi are under common control. The Company’s Audit Committee of the board of directors reviewed the terms of the Third A&R Distribution Agreement and approved the Company entering into the agreement.

The above description of the Third A&R Distribution Agreement does not purport to be complete and is qualified in its entirety by the full text of such Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended April 30, 2022. The delay will provide the parties time to redact certain information set forth in the Third A&R Distribution Agreement, which the parties were unable to do given the close proximity of the execution date of the Third A&R Distribution Agreement and the filing of this Current Report on Form 8-K (this “Current Report”).

Lease Agreement

On June 10, 2022, the Company entered into a Lease Agreement (the “Lease”) with Just Pick, LLC (the “Landlord”) for approximately 21,332 rentable square feet combined in the office building and warehouse located at 4460 Old Dixie Highway, Grant Valkaria, Florida 32949 (the “Premises”), together with all improvements thereon. The Landlord is considered a related party to the Company because the Company’s Chief Executive Officer and director, Mr. Nirajkumar Patel, owns and controls the Landlord. Mr. Patel is also a beneficial owner of the entity that is the Company’s largest controlling stockholder. Thus, the Company and the Landlord are under common control. The Company’s Audit Committee of the board of directors reviewed the terms of the Lease and approved the Company entering into the agreement.

The anticipated commencement date of the Lease is June 10, 2022 (the “Commencement Date”). The term of the Lease is one (1) year (the “Lease Term”), with one automatic renewal period for a five-year term. The Company, in its sole and absolute discretion, has the option to extend the automatic renewal for an additional five (5) year period immediately following the first renewal term.

The Company must pay the Landlord base rent equal to $17,776.67 per month during the first year of the Lease Term. Thereafter, the monthly base rent will be increased annually with a monthly base rent of $18,665.50 in the second year, $19,554.33 in the third year, $20,443.17 in the fourth year, $22,220.83 in the fifth year, $23,998.50 in the sixth year, and one twelfth (1/12th) of the market annual rent for the seventh through eleventh years, if appliable. In addition to the base rent, the Company must pay one hundred percent (100%) of operating expenses, insurance costs, and taxes for each calendar year during the Lease term.

Any changes, alterations, additions, or improvements to the Premises made by the Company becomes the property of the Landlord unless prior to the Lease expiration, the Company removes such improvements and restores the Premises to the same condition as existed on the Commencement Date.

The Lease contains customary representations, warranties, covenants, indemnification provisions, default provisions, and termination provisions.

The above description of the Lease does not purport to be complete and is qualified in its entirety by the full text of such Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended April 30, 2022. The delay in filing the exhibit will provide the parties time to redact certain information set forth in the Lease, which the parties were unable to do given the execution of the agreements on the date of filing this Current Report.

License Agreement

On June 10, 2022, Bidi entered into a License Agreement (the “License Agreement”) with Kaival Brands International, LLC, (“KBI”) a Delaware limited liability company and wholly-owned subsidiary of the Company, pursuant to which KBI has the exclusive irrevocable license to use certain of Bidi’s licensed intellectual property (the “Bidi Intellectual Property”) to the extent necessary for KBI to fulfill its obligations set forth in the Deed of Licensing Agreement (the “PMI Licensing Agreement”), by and between KBI and Philip Morris Products S.A. (“PMPSA”), a wholly-owned affiliate of Philip Morris International Inc. (“PMI”), which PMI Licensing Agreement was entered into simultaneously with the License Agreement. The irrevocable license granted to KBI includes: (i) the right of KBI to grant sub-licenses to PMPSA under the PMI Licensing Agreement for the express purposes set forth in the PMI Licensing Agreement, but for no other purpose; (ii) the right of KBI to grant to PMPSA the right to grant sub-sub-licenses in the manner set forth in the PMI Licensing Agreement, but for no other purpose; and (iii) certain branding rights to the extent (but only to the extent) necessary to permit KBI to perform its obligations to PMPSA as set forth in the PMI Licensing Agreement.

Pursuant to the License Agreement, if at any time, KBI receives any license of PMPSA intellectual property from PMPSA or any of its affiliates in the manner contemplated by the PMI Licensing Agreement, KBI will grant Bidi an irrevocable sub-license of all right, title, and interest of KBI in and to that PMPSA intellectual property. In addition, Bidi and KBI agreed that any amount payable and all net royalties payable to KBI under the PMI Licensing Agreement will be apportioned equally among Bidi and KBI in a manner such that each will ultimately receive fifty percent (50%) thereof.

The License Agreement contains customary representations, warranties, covenants, and indemnification provisions.

The above description of the License Agreement does not purport to be complete and is qualified in its entirety by the full text of such Agreement, which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended April 30, 2022. The delay in filing the exhibits will provide the parties time to redact certain information set forth in the License Agreement, which the parties were unable to do given the close proximity of the execution date of the License Agreement and the filing of this Current Report.

Deed of Licensing Agreement

On June 13, 2022, KBI entered into the PMI Licensing Agreement with PMPSA, effective as of May 13, 2022 (the “PMI Commencement Date”). Pursuant to the PMI Licensing Agreement, KBI granted PMPSA an exclusive irrevocable sublicense to use the Intellectual Property to make, distribute, and sell disposable nicotine e-cigarettes Products based on the Intellectual Property in certain international markets set forth in the PMI Licensing Agreement (the “PMI Markets”). The Company has the exclusive international distribution rights to the Products and, in order to allow KBI to fulfill its obligations set forth in the PMI Licensing Agreement, has contributed the international distribution rights for the PMI Markets to KBI as set forth in a Capital Contribution Agreement dated June 10, 2022. The sublicense granted to PMPSA is exclusive in the PMI Markets and neither KBI nor any of its affiliates can sell, promote, use, or distribute any competing products in the PMI Markets for the duration of the term of the PMI Licensing Agreement and any Sell-Out Period (as defined in the PMI Licensing Agreement). PMSPA shall be responsible for any regulatory filings necessary to sell the Products in the PMI Markets. Both KBI and PMPSA agree to work together in the registration and maintenance of the Intellectual Property, but KBI will bear all cost and expense to implement the registration strategy. Finally, PMPSA has agreed to potential future development services with KBI in the PMI Markets and has been granted certain rights with respect to potential future products.

The initial term of the PMI Licensing Agreement is five (5) years and automatically renews for an additional five-year period unless PMPSA has failed to meet the agreed upon minimum key performance indicators set forth in the PMI Licensing Agreement, in which case the PMI Licensing Agreement will automatically terminate at the end of the initial term.

In consideration for the grant of the licensed rights, PMPSA agrees to pay to KBI a royalty equal to 2.00% to 3.50% of the base price of the first sale of each unit of product manufactured. In addition, before the launch of the first product in a market and each anniversary of such launch, PMPSA agrees to pre-pay to KBI a guaranteed minimum royalty equal to twenty percent (20%) of the estimated royalties payable by PMPSA to KBI in relation to all markets in the twelve (12)-month period following the first launch or each successive anniversary of the first launch, subject to an aggregate maximum guaranteed royalty payment of One Million Dollars ($1,000,000) for all markets for each applicable twelve (12)-month period. PMPSA may require modification of certain products to be sold under the PMI Licensing Agreement to be modified for a PMI Market. Pursuant to the PMI Licensing Agreement, PMPSA has absolute discretion over sales, marketing, product branding and packaging pertaining to sales in the PMI Markets, as well as the right to select the specific PMI Markets in which to launch commercialization and determine what product types are to be promoted in each market, subject to sales and marketing plans and annual business plans set by PMPSA and certain expansion criteria agreed between PMPSA and KBI.

The PMI Licensing Agreement contains customary representations, warranties, covenants, termination, and indemnification provisions; however, KBI’s liability under the PMI Licensing Agreement is capped at the greater of: (i) Ten Million Dollars ($10,000,000); or (ii) an amount equal to the total of the royalties due to KBI (but not yet paid) plus the royalties (including the guaranteed royalty payment) paid to KBI pursuant to the PMI Licensing Agreement during the immediately preceding twelve (12) consecutive months, provided that such amount shall not exceed Thirty Million Dollars ($30,000,000).

In connection with the PMI Licensing Agreement, the Company, Bidi, and PMPSA also entered into a deed of letter (“Deed of Letter”) to require specific performance of the duties and obligations set forth in the PMI Licensing Agreement if KBI is unable or fails to sublicense the intellectual property to PMPSA pursuant to the PMI Licensing Agreement and/or is unable or fails to perform certain of its obligations or grant the rights pursuant to the PMI Licensing Agreement. In addition, the Company, Bidi, and PMPSA entered into a guarantee (“Guarantee”), whereby each of the Company and Bidi guarantees to PMPSA up to 50% of all of KBI’s monetary obligations set forth in the PMI Licensing Agreement if KBI fails to perform or discharge certain of its obligations in the PMI Licensing Agreement.

The above descriptions of the PMI Licensing Agreement, Deed of Letter, and Guarantee do not purport to be complete and are qualified in their entirety by the full text of such documents, which the Company intends to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended April 30, 2022. The delay in filing the exhibits will provide the parties time to redact certain information set forth in the PMI Licensing Agreement, Deed of Letter, and Guarantee, which the parties were unable to do given the execution of the agreements on the date of filing this Current Report.

ITEM 7.01 REGULATION FD DISCLOSURE

On June 13, 2022, the Company issued a press release announcing its entry into the agreements as described above under Item 1.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

The information in Exhibit 99.1 shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

FORWARD LOOKING STATEMENTS

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks, uncertainties, and assumptions that are difficult to predict. All statements other than statements of historical fact contained in this Current Report, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” or “should,” or the negative of these terms or other comparable terminology. The forward-looking statements made herein are based on the Company’s current expectations. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, its limited operating history, competitive factors in the Company’s industry and market, and other general economic conditions. The forward-looking statements made herein are based on the Company’s current expectations, assumptions, and projections, which could provide to be incorrect. The forward-looking statements made herein speak only as of the date of this Current Report and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.

ITEM 9.01 FINANCIAL STATEMENTS

(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release dated June 13, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaival Brands Innovations Group, Inc.

Dated: June 13, 2022	By:	/s/ Nirajkumar Patel
Nirajkumar Patel
Chief Executive Officer

Exhibit No.	Description of Document
99.1	Press Release dated June 13, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).